Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Boston Properties Limited Partnership on Form S-3 (File Number 333-107792) and on Form S-8 (File Number 333-112109) of our report dated February 12, 2004, except for Notes 23 and 26 as to which the date is May 28, 2004, relating to the financial statements, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts June 7, 2004